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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

DONNELLY CORPORATION
HOLLAND, MICHIGAN

We hereby consent to the incorporation by reference of our reports dated February 11, 2000, relating to the combined consolidated financial statements and schedule of Donnelly Corporation appearing in the corporation's annual report on Form 10-K for the six months ended December 31, 1999, in that corporation's previously filed Form S-8 Registration Statements for that corporation's 1998 Employees' Stock Purchase Plan (Registration No. 333-67969), 1998 Employee Stock Option Plan (Registration No. 333-67967), 1997 Employees' Stock Purchase Plan (Registration No. 33-34746) and Non-Employee Directors' Stock Option Plan (Registration No. 33-55499).


/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
Grand Rapids, Michigan
March 24, 2000